

Website: http://www.appmail.co

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AppMail

Email solution enabling users to browse, select, and make purchases without leaving their inbox

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$556,317	$0.49	$13,000,000
Amount Reserved	Share Price	Pre-Money valuation

RESERVE YOUR SPOT IN APPMAIL

By making a reservation, you are requesting a spot to invest in AppMail's upcoming offering. A reservation is non-binding and you may change the amount at any time.

AppMail is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A copy of the Preliminary Offering Circular that forms a part of the Offering Statement may be obtained both here and below.

Company Highlights

- Backed by JetBlue Technology Ventures and ELAL (Israel) Airlines; successfully raised on SeedInvest in 2019
- Integrated with Google product and secured a contract with LATAM Airlines Group
- IP includes one U.S. technology patent and other pending patents in Europe and China protecting seat assignment use case
- AppMail customers can see up to 90% of users engaging with content for at least 18 seconds (compared to 13.4 seconds industry average in 2018), with a conversion rate of up to 37% (engagement and conversion figures based on data from January 2019)
- Advisors include the co-founder of Priceline

Fundraise Highlights

- Total Round Size: US $5,000,000
- Raise Description: Seed-1
- Minimum Investment: US $1,000 per investor
- Security Type: Preferred Equity
- Pre-Money valuation: US $13,000,000
- Target Minimum Raise Amount: US $750,000

We've given email an upgrade. By deploying mini-apps inside of the traditional email platform, we enable consumers the ability to shop, fill out surveys, and conduct many other activities within their email — without the need to download anything extra.

In a world where 293 billion 'static' emails are sent per day, AppMail (formerly SeatAssignMate) has developed an interactive email technology that transforms everyday emails into an app-like experience. We aim to revolutionize how companies attract, retain, and convert their customers. Our mission is to help brands create seamless end-to-end customer experiences by providing an intuitive interactive email that sparks engagement and drives action.

Problem

Email is a critical customer engagement tool in the digital age. When done well, emails promote effective information exchange, strengthen relationships, and encourage consumers to take action. However, emails today fail to meet these goals.

Why? Consumers today value convenience and ease-of-use above all else. They want their interactions with companies to be comfortable and straightforward. When users have to navigate to external web pages, battle login screens, and so on, they become frustrated and it harms engagement.

Solution

AppMail is transforming how businesses engage with their customers, by taking the convenience and functionality of an app and integrating it with email. These mini-apps inside of emails enable customers to easily shop, fill out a survey and conduct many other activities within their email.

We're offering a fresh new approach to email marketing that spurs customers to take action inside their email, helping businesses drive higher engagement rates and uplift sale conversions.

We believe this one-stop experience is the future of email.

Traction

- LATAM Airlines - Implemented ancillary upsell solution, increasing their sales conversion to 37%, with 90% of users engaging with content for at least 18 seconds
- Google - Integrated with Google product, and debuted product offering to Mobile World Conference audiences in Barcelona together with Google at Google's booth

Pitch Deck


appmail
Interactive email that enables users to shop, book an appointment and more, without leaving the inbox
Gmail
New in store
Long fit unisex t-shirt
$30
Add to cart

Product & Service

AppMail helps companies attract, retain and convert their customers, by creating seamless customer experiences with the use of mini-apps in the email. Our customer-centric solution combines interactive components with real-time, dynamic content, enabling customers to browse, select, and purchase products all within their email. The mission is to simplify the end-to-end sales process to increase the likelihood of a close.

How does this next generation email work?

The email is built with components that we're all familiar with and use every day, such as drop-down menus, image carousels, and hover-over states, which enables the immersive and interactive email experience.

Email Key Features

Real-time inventory display
Create a sense of urgency and increase the likeness of a sale by displaying real-time inventory updates to the customer

Dynamic, time-based pricing

The email content is synchronized to the business's database to retrieve real-time dynamic pricing, reflecting, accurate time-based deals. This is a key driver for impulsive purchase

Shopping cart functionality

Customers can add, edit or remove items into their shopping cart

Customer feedback forms

Now, getting invaluable customer feedback is just a few clicks away, as customers can fill out a survey from right within their email

Package tracking

Deliver package tracking details directly in an email. Consumers will know where their order is at every step of the way

Value Proposition

Turn more email recipients into customers

Empower customers to quickly and efficiently take action by combining the functionality of an app with the convenience of an email. Adaptive design ensures the content is always optimized to the device's screen size for optimal conversion

Create streamlined, customer-centric experiences

Simplify the end-to-end customer journey into one email: no more switching between pages and applications. Fewer steps, more interaction!

Display real-time, dynamic content

Synchronize AppMail to the business's database to pull real-time content directly into an email

Commercial Model

The model we charge our customers is dependent on the factors below:

- Volume of emails sent
- Transactional vs non-transactional email
- Contract duration
- Exclusivity

1. ***SaaS model***
   Charged on a per email basis
2. ***Commission-based model***
   For transactional-based campaigns, there will be a commission on products/services processed via the interactive email platform

Gallery


















Media Mentions
tnooz
Nasdaq
FUTURE TRAVEL EXPERIENCE
HANGAR
THE TIMES OF ISRAEL
apex
the beat
FLY
PLUGANDPLAY

Team Story

Shi Li
Founder/CEO

Shi is a serial entrepreneur with experience in both B2B and B2C companies across the U.S. and Asia. As the linchpin of AppMail's business development, Shi is heavily involved in all aspects of the business, from commercial strategy, P&L of key projects to leading sales and client relations. He is also responsible for OKR management and crafting market positioning strategies.

Duncan Sham
Co-Founder/Product Manager

With over a decade of experience in the design industry working with global brands, Duncan wears the creative belt in the team. He's guided by problem-solving principles with a passion for building intuitive experiences and innovative solutions. As the product manager at AppMail, Duncan takes lead on product feature design, UI/UX and digital strategy.

William Warbington
VP of Engineering & R&D

William has over 16yrs of experience architecting solutions in the travel tech industry, working with top-tier airlines from Delta Airlines, British Airways to Singapore Airlines. At AppMail, William takes the lead in all things technical, from transforming the product vision into technical actionable requirements, architect design to leading the development team.

Founders and Officers



SHI LI
FOUNDER & CEO

Shi is the "sensei" of the AppMail team. He is a serial entrepreneur with a background deeply rooted in business. Previously, he built both consumer and business-facing companies in the United States and Asia. Shi's personal mission is to help transform brands through strategy and digitization.



Duncan Sham
FOUNDER & PRODUCT MANAGER

Duncan wears the creative belt on the team with over a decade of experience in design for global brands. He's guided by problem solving principles with a passion for building innovative experiences, exploring form, functionality and user experience.



Key Team Members



William Warbington

Notable Advisors & Investors



Jeff Hoffman

Term Sheet

Fundraising Description

Round type:	Seed-1
Round size:	US $5,000,000
Minimum investment:	US $1,000
Target Minimum:	US $750,000

Key Terms

Security Type:	Preferred Equity
Share price:	US $0.49
Pre-Money valuation:	US $13,000,000

Use of Proceeds


If Minimum Amount Is Raised
Product Development
Sales and Marketing
G&A


If Maximum Amount Is Raised
Product
R&D
Sales and Marketing
G&A

Investor Perks

Reservations will bump investors up one tier upon conversion to an investment. For example, a reservation of $2,000-$4,999 that converts to an investment will earn Investor Perks for the $5,000 - $14,999 tier.

Tier 1 - Invest $2,000 to $4,999
InterContinental hotel points (5000 points)

Tier 2 - Invest $5,000 to $14,999
8000 intercontinental hotel points and jetBlue "even more space"seat upgrade

Tier 3 - For every $15,000 investment
A free domestic one-way ticket on JetBlue economy

Tier 4 - For every $40,000 investment

- A free domestic one-way ticket on JetBlue business
- Private dinner with AppMail Founder/CEO in New York

Tier 5 - For every $100,000 investment

- A free transatlantic or trans-Caribbean one-way ticket on JetBlue business
- Private dinner with AppMail Founder/CEO in New York - including a helicopter pick up from JFK/EWR tarmac to midtown Manhattan

Note: *Investors receive only the perks under their investment tier

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Please note that due to share price calculations, some final investment amounts may be rounded down to the nearest whole share - these will still qualify for the designated perk tier. Additionally, investors must complete the online process and receive an initial email confirmation by the deadline stated above in order to be eligible for perks.

Prior Rounds

The graph below illustrates the valuation cap or the pre-money valuation of AppMail's prior rounds by year.


$20000000
$17500000
$15000000
$12500000
$10000000
$7500000
$5000000
Pre Seed (SAFE)
Seed (Crowd)
Seed (Common)
Current Seed 1 (Preferred)

This chart does not represent guarantees of future valuation growth and/or declines.

Pre-Seed

Round Size	US $50,000
Closed Date	Feb 1, 2017
Security Type	SAFE Note

Seed

Round Size	US $659,119
Closed Date	Jan 15, 2019
Security Type	Crowd Note
Valuation Cap	US $8,000,000

Seed

Round Size	US $169,132
Closed Date	Mar 15, 2021
Security Type	Common Equity
Pre-Money valuation	US $19,000,000

Market Landscape

Target Customers*

Director or PM level marketers and digital product owner with $10,000+ budget working for mid to large enterprise in consumer brand, e-commerce and retail.

Initial target

- *$5B*
- *Email marketers (At mid-size entities/brands with $5k+ annual marketing budget)*
- *1 million merchants*

Target

- $30B
- Broader online sales entities from various industries such as: E-commerce/Retail, DTC, travel and hospitality, sports and entertainment, events, health and beauty, food/delivery, shipping/supply chain, banking, telehealth

**This reflects management's current views with respect to future events based on information currently available and is subject to risks and uncertainties. This statement does not represent guarantees of future results, levels of activity, performance, or achievements.*

<u>**Competitors**</u>

ESP (Email Service Provider)

ESP's (like Mailchimp) are generally built for marketing purposes with the intent of sending communication materials, diverting traffic to websites. Whereas for AppMail, the focus is crafted around consumer-based tasks i.e. shopping, filling out a form, rating a product or service etc.

CRM (Customer Relationship Management) systems

In comparison to CRM's (like Adobe, Salesforce) our email solution is an end-to-end (email through to transaction) merchandising platform, meaning we integrate into a brand's existing business flow, we have the ability to source and reflect real-time availability and pricing from inventory system into the email.

Risks and Disclosures

The COVID-19 pandemic may materially and adversely affect our business and operations. While the complete impact on our business from the outbreak of the COVID-19 coronavirus is unknown at this time and difficult to predict, many aspects of our business are being adversely affected by it and may continue to be adversely affected. The outbreak of COVID-19 originated in Wuhan, China, in December 2019 and has since spread to the rest of the world, including our principal target geographic markets. The spread of the COVID-19 coronavirus has caused public health officials to recommend precautions to mitigate the spread of the virus, especially as to travel and congregating in large numbers. In addition, certain states and municipalities have enacted, and additional locations are considering enacting quarantine and "shelter-in-place" regulations which severely limit the ability of people to move and travel, and regulations requiring non-essential businesses and organizations to close. The COVID-19 pandemic is affecting the United States and global economies, our operations, and those of third parties on which we rely. Additionally, while the potential economic impact caused by the COVID-19 pandemic and its duration is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or clinical trial activities or on healthcare systems or the global economy as a whole. However, these effects are likely to have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely.

The company has a limited operating history upon which you can evaluate its performance, and has not yet generated profits. Accordingly, the company's prospects must be considered in light of the risks that any new company encounters. AppMail was incorporated under the laws of the State of Delaware on March 23, 2012, and it has not yet generated sustained profits. The likelihood of its creating a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, its operation in a competitive industry, and the continued development of its technology and products. The company anticipates that its operating expenses will increase for the near future, and there is no assurance that it will be profitable in the near future. You should consider the business, operations, and prospects in light of the risks, expenses, and challenges faced as an emerging growth company.

The company's sales cycle is long and may be unpredictable, which can result in variability of its financial performance. A sales cycle is the period between initial contact with a prospective customer and any sale of its product. During the sales cycle, the company may expend significant time and money on sales and marketing activities or make other expenditures, all of which lower its operating margins, particularly if no sale occurs or if the sale is delayed as a result of extended qualification processes or delays. A long sales cycles may require the company to incur high sales and marketing expenses with no assurance that a sale will result, which could adversely affect its profitability. The company's results of operations may fluctuate, in part, because of the resource-intensive nature of its sales efforts and the length and variability of the sales cycle. It is difficult to predict when, or even if, it will make a sale to a potential customer or if the company can increase sales to existing customers. As a result, the company may not recognize revenue from sales efforts for extended periods of time, or at all. The loss or delay of one or more large transactions in a quarter could impact its results of operations for that quarter and any future quarters for which revenue from that transaction is lost or delayed.

The company's operates in a highly competitive market. The company faces competition with respect to any products and services that it may seek to develop or commercialize in the future. The company's competitors include major companies worldwide. Many of its competitors have significantly greater financial, technical, and human resources and may have superior expertise in research and development and marketing approved services and thus may be better equipped to develop and commercialize products and services. These competitors also compete with the company in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, competitors may commercialize products or services more rapidly or effectively than the company is able to, which would adversely affect its competitive position, the likelihood that its services will achieve initial market acceptance and its ability to generate meaningful additional revenues from products and services.

The company is currently dependent on the leisure travel industry for revenue. The company's financial prospects are currently dependent upon businesses in the leisure travel industry using its services. The Covid-19 pandemic and associated travel restrictions recommended or mandated by governmental authorities have had a material adverse effect on the leisure travel industry worldwide, which may have a material adverse effect on the company's business and results of operations. Leisure travel, including leisure airline tickets, hotel room reservations and rental car reservations, is also dependent on personal discretionary spending levels. Leisure travel services tend to decline, along with the advertising dollars spent by travel suppliers, during general economic downturns and recessions (including as a result of the effects of the Covid-19 pandemic discussed above). If worldwide economic conditions worsen, it could lead to a general decrease in leisure travel and travel spending, which may negatively impact the demand for its services. Additionally, events beyond the company's control also may adversely affect the leisure travel industry, with a corresponding negative impact on its business and results of operations. Natural disasters or outbreaks of pandemics and epidemics (including the Covid-19 pandemic discussed above) have disrupted normal leisure travel patterns and levels. The leisure travel industry is also sensitive to other events, such as work stoppages or labor unrest at major airlines, political instability, regional hostilities, increases in fuel prices, imposition of taxes or surcharges by regulatory authorities, travel related accidents and terrorist attacks, any of which could have an impact on its business and results of operations.

Although we have received an issued patent in the U.S., we may not be successful in obtaining issued patents for currently pending technology patent applications in European Union and China. Our success depends significantly on our ability to obtain, maintain and protect our proprietary rights to the technologies used in our services. We filed a provisional patent application for "Facilitating passenger to manage airline reservation within electronic message" in the European Union and China. Filing a provisional patent application only indicates that we are pursuing protection, but the scope of protection, or whether a patent will even be granted, is still undetermined. Moreover, any patents issued to us may be challenged, invalidated, found unenforceable or circumvented in the future. Any intellectual enforcement efforts the company seeks to undertake, including litigation, could be time-consuming and expensive and could divert management's attention.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels. Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. We may not be able to effectively detect, prevent and recover from security breaches, including attacks on information technology and infrastructure by hackers and viruses. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. The intentional or negligent actions of employees, business associates or the third-party service and product providers upon whom we rely, may undermine our security measures. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such

compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

The company's financial forecasts project aggressive growth. If our assumptions are wrong, and our projections regarding market penetration are too aggressive, the company's financial projections may overstate the company's viability. In addition, such forward-looking statements are only predictions. The company has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The company anticipates initially sustaining operating losses. It is anticipated that the company will initially sustain operating losses. AppMail's ability to become profitable depends on success in licensing and selling of products. There can be no assurance that this will occur. Unanticipated problems and expenses are often encountered in offering new products, which may impact whether the company is successful. Furthermore, the company may encounter substantial delays and unexpected expenses related to development, technological changes, marketing, regulatory requirements and changes to such requirements, or other unforeseen difficulties. There can be no assurance that the company will ever become profitable. If the company sustains losses over an extended period of time, it may be unable to continue in business.

The company relies on third-party service providers. The company's third-party partners provide a variety of essential business functions, including information technology services, and many others. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. If the company encounters problems with one or more of these parties, their failure to perform to expectations could have a material adverse impact on the company.

**Please refer to Preliminary Offering Circular for full list of Risk Factors*

General Risks and Disclosures

Start-up investing is risky. Investing in startups is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, you should carefully consider the specific risks and disclosures related to both this offering type and the company which can be found in this company profile and the documents in the data room below.

Your shares are not easily transferable. You should not plan on being able to readily transfer and/or resell your security. Currently there is no market or liquidity for these shares and the company does not have any plans to list these shares on an exchange or other secondary market. At some point the company may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when the company either lists their shares on an exchange, is acquired, or goes bankrupt.

The Company may not pay dividends for the foreseeable future. Unless otherwise specified in the offering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Valuation and capitalization. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment. In addition, there may be additional classes of equity with rights that are superior to the class of equity being sold.

You may only receive limited disclosure. While the company must disclose certain information, since the company is at an early-stage they may only be able to provide limited information about its business plan and operations because it does not have fully developed operations or a long history. The company may also only obligated to file information periodically regarding its business, including financial statements. A publicly listed company, in contrast, is required to file annual and quarterly reports and promptly disclose certain events \u2014 through continuing disclosure that you can use to evaluate the status of your investment.

Investment in personnel. An early-stage investment is also an investment in the entrepreneur or management of the company. Being able to execute on the business plan is often an important factor in whether the business is viable and successful. You should be aware that a portion of your investment may fund the compensation of the company's employees, including its management. You should carefully review any disclosure regarding the company's use of proceeds.

Possibility of fraud. In light of the relative ease with which early-stage companies can raise funds, it may be the case that certain opportunities turn out to be money-losing fraudulent schemes. As with other investments, there is no guarantee that investments will be immune from fraud.

Lack of professional guidance. Many successful companies partially attribute their early success to the guidance of professional early-stage investors (e.g., angel investors and venture capital firms). These investors often negotiate for seats on the company's board of directors and play an important role through their resources, contacts and experience in assisting early-stage companies in executing on their business plans. An early-stage company may not have the benefit of such professional investors.

AppMail's Preliminary Offering Circular

The offering circular is the legal document filed with the SEC for a Regulation A offering and provides facts that an investor needs to make an informed investment decision. The offering circular includes an overview of company and company's business, historical financials and capitalization, and key risk factors.

Download AppMail's Preliminary Offering Circular here.

Data Room

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AppMail Deal Updates

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Join the Conversation

Sign up or log in to join the discussion.

Cornelis J. - 2 months

Hi team, great work to date.
Could you please explain in more detail why your payroll expenses and employee benefit programme saw a material reduction in 2020 compared to 2019?
If staff was let go during this period, how do you plan to source the required skills to again if business ramps up post COVID-19 in especially the air travel industry? Or do you expect to keep staff related costs flat in 2021 and 2022 compared to 2020?

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SHI L. - Team Member - 2 months

Hi Cornelis,

Our strategy for hiring talent at various stages of our development is hinged on our ability to choose qualified candidates from a vetted network of professionals. This type of scalable hiring process has been rooted in our foundation well before COVID and we plan to continue embracing this model moving forward.
During 2020, several of our major contracts and commercial activities in POC/Pilot stage were impacted owing to COVID. For this reason, we were able to downshift manpower needed for Pilot/SLA commitment. Post-COVID, we expect to add more staff as we regain our momentum with commercial activities centered around the re-opening of the economy.

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Cornelis J. - 2 months

Thanks for your prompt feedback, much appreciated.

Richard E. - 2 months

What about my shares in SeatAssignmate??

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SHI L. - Team Member - 2 months

Hi Richard,
Thanks for backing the company from the beginning. The rebrand to AppMail is part of our go-to-market strategy. This name change will not impact shareholder's investment in any way. Your investment in SeatAssignMate is expected to be converted in this round. SeedInvest and ourselves will send out emails to the community at appropriate times with the details.

Jessie H. - 2 months

Are my shares with SAM Email by Airto, Inc. considered valid/acceptable since you are now calling yourselves AppMail?

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SHI L. - Team Member - 2 months

0

Hi Jessie,

Appreciate your support. The rebrand to AppMail is part of our go-to market strategy. This will not impact shareholders investment in any way.

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Frequently Asked Questions

About Reg A Offerings

What does it mean that the SEC has qualified this offering?

"The SEC has qualified this offering" means the SEC has permitted AppMail to offer for sale the securities described in the Offering Circular to investors such as you. The SEC is not judging the merits, accuracy, or completeness of the offering and information in the Offering Circular.

Making an Investment in AppMail

How does investing work?

When you complete your investment on SeedInvest, your money will be transferred to an escrow account where an independent escrow agent will watch over your investment until it is accepted by AppMail. Once AppMail accepts your investment, and certain regulatory procedures are completed, your money will be transferred from the escrow account to AppMail in exchange for your securities. At that point, you will be a proud owner in AppMail.

What is the difference between preferred equity and a convertible note?

Preferred equity is usually issued to outside investors and carries rights and conditions that are different from that of common stock. For example, preferred equity may include rights that prevent or minimize the effects of dilution or grants special privileges in situations when the company is sold.

A *convertible note* is a unique form of debt that converts into equity, usually in conjunction with a future financing round. The investor effectively loans money to a startup with the expectation that they will receive equity in the company in the future at a discounted price per share when the company raises its next round of financing.

To learn more about startup investment types check out "How to Choose a Startup Investment" in our academy.

What will I need to complete my investment?

To make an investment, you will need the following information readily available:

1. Personal information such as your current address and phone number
2. Employment and employer information
3. Net worth and income information
4. Social Security Number or passport
5. ABA bank routing number and checking account number (typically found on a personal check or bank statement)

What if I change my mind about investing?

Until a closing occurs, you may cancel your investment at any time, for any reason. You will receive an email when the closing occurs and your securities have been issued. If you have already funded your investment and your funds are in escrow, your funds will be promptly refunded to you upon cancellation. To cancel your investment, please go to your portfolio page by clicking your profile icon in the top right corner.

After My Investment

How can I sell my securities in the future?

Currently there is no market or liquidity for these securities. Right now AppMail does not plan to list these securities on a national exchange or another secondary market. At some point AppMail may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when AppMail either lists their securities on an exchange, is acquired, or goes bankrupt.

How do I keep track of this investment?
You can return to SeedInvest at any time to view your portfolio of investments and obtain a summary statement.

Other General Questions

What is this page about?
This is AppMail's fundraising profile page, where you can find information that may be helpful for you to make an investment decision in their company. The information on this page includes the company overview, team bios, and the risks and disclosures related to this investment opportunity. You will also find a copy of the AppMail's Offering Circular, which has been qualified by the SEC. The Offering Circular includes important details about AppMail's fundraise that you should review before investing.

What are the risks of this investment?
This investment is highly speculative and should not be made by anyone who cannot afford to risk the entire investment amount. In addition to these risks, you should carefully consider the specific information and risks disclosed in AppMail's profile and Offering Circular.

CIRCLE

Sarah Haas <sarah@seedinvest.com>

AppMail Announces Reservation Perks

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 9:15 AM

seedinvest Reservation Perks





AppMail is offering exclusive investor perks during its reservation period

AppMail is an email solution enabling users to browse, select, and make purchases without leaving their inbox.

The company is accepting reservations as it awaits qualification by the SEC. By confirming a reservation, you will have the opportunity to purchase shares after the company is qualified and ahead of its public launch. **In addition, investors that reserve shares will receive a bump up to the next perk tier.** Perks include:

- InterContinental hotel points
- JetBlue flight tickets

- Dinner with the executive team in New York

Investors will receive bonus perks based on the size of their ultimate investment amount.

LEARN MORE

Interested in never missing an update on this company? Log into your account and click the "Follow" button on the company's profile page to receive business updates, campaign reminders, and webinar alerts during the campaign. You can also select multiple deals to follow at once by logging in, navigating to User Settings, and then clicking Communication.

Questions? **Email us**. We're happy to help.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

AppMail is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can

be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail

CIRCLE

Sarah Haas <sarah@seedinvest.com>

AppMail's Solution to Abandoned Shopping Carts

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 8:44 AM

seedinvest Accepting Reservations





AppMail's solution to the abandoned shopping cart problem, one that has grown during COVID-19

AppMail is an email solution enabling users to browse, select, and make purchases without leaving their inbox.

The Abandoned Shopping Cart Problem

In e-commerce, the problem of "abandoned shopping carts" is widespread. This is when a potential customer starts a check out process for an online order, but drops out of the process before completing the purchase. Since the start of the pandemic, the shopping cart abandonment rate has increased from 85% to 94%, equating to billions in foregone e-commerce revenue.

AppMail's Solution

Instead of a static email alerting a customer about the items left in cart (and prompting them to navigate back to the brand's website), AppMail's interactive email brings the checkout process right to the customers inbox. Furthermore, it can leverage dynamic, real-time data such as inventory numbers to prompt an impulse purchase. In adopting this solution, brands have the opportunity to convert a segment of already interested customers, increase their bottom line, and simplify the customer journey - all at the same time.

RESERVE SHARES IN APPMAIL

Questions? **Email us.** We're happy to help.

AppMail is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail

activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

CIRCLE

Sarah Haas <sarah@seedinvest.com>

AppMail's Solution to Travel Booking

1 message

SeedInvest <contactus@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 8:45 AM

seedinvest

Accepting Reservations



LATAM AIRLINES

AppMail's solution to the outdated travel booking process

AppMail is an email solution enabling users to browse, select, and make purchases without leaving their inbox. The company's interactive email serves various industries including the travel industry.

Travel Industry Challenge | In the last decade, airline ancillary revenue (revenue from extra services outside of the ticket fare) has grown nearly five fold globally, from $22B in 2010 to nearly $110B in 2019. The process from the traveler's perspective, however, can be cumbersome and frustrating. AppMail worked with LATAM to address ticket

booking problems such as lengthy login processes, difficulty navigating the "Manage My Booking" page, and lack of engagement from static email outreach.

AppMail's Solution | AppMail's shoppable app allows users to manage flights directly in their inboxes, bypassing the need to log in, open a new window, or download an airline app.

Its solution condenses multiple pages into a single interface, allowing travelers to see and change reservation details, seat selections, and more with real-time pricing directly in the email. AppMail customers can see up to 90% of users engaging with content for at least 18 seconds (compared to 13.4 seconds industry average in 2018).

The campaign has surpassed $500K in reservations. By completing a reservation, you will be able to confirm your investment ahead of the public launch.

RESERVE SHARES IN APPMAIL

Investor Perks

Investors that reserve shares and later convert those shares will bump investors up one tier of perks. Perks include InterContinental hotel points, a free domestic one-way ticket on JetBlue business, and more. Click here to learn more.

Questions? Email us. We're happy to help.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

AppMail is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail

CIRCLE

Sarah Haas <sarah@seedinvest.com>

Last Chance to Invest in Sports Betting Deal

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 9:05 AM

seedinvest

Weekly Deal Newsletter

Last Chance to Invest



Today is the last day to invest in Fantasy Sports Co., a data analytics platform for sports betting

Fantasy Sports Co. is a data analytics and consumer rewards platform for sports betting. The platform provides comprehensive sports gambling tools, analytics, and rewards to help its users win more consistently.

The successful campaign is closing today, Friday, July 16th. To invest, you must complete the online process by 11:59pm ET.

INVEST

Last Week to Invest


GEO
GOOD EARTH
ORGANICS

Good Earth Organics, the only live cannabis deal on SeedInvest, is closing in one week

Good Earth Organics (GEO) is developing premium certified organic potting soils for high-yield, toxin-free cannabis plants. Deal highlights include:

- Revenue grew 44% in the 12 months ending December 31, 2020 to $4.45M (vs. $3.08M in the previous year period)
- Products are available on Amazon, Walmart.com, and the GEO website
- The company has earned organic certifications from both OMRI & Clean Green - independent certifiers that test and approve soils for organic growing
- GEO offers investors an on-ramp to the cannabis industry without any federal restrictions that come from businesses that directly sell cannabis

The campaign surpassed $1.9M, is successfully funded, and is closing next Friday, July 23rd.

INVEST IN GOOD EARTH ORGANICS

Upcoming Webinars

- **Good Earth Organics' Final Webinar** | Tuesday, July 20th at 2pm ET
- **Pops' Final Webinar** | Wednesday, July 28th at 2pm ET
- **August Reg A+ Webinar** | Thursday, August 5th at 4pm ET

SeedInvest Promotions & Perks

- Death & Co I All investors who reserve shares and later purchase their reserved shares will receive access to the Death & Co Cocktail Compendium, with almost 1K original cocktails, as well as the Investor Cocktail 101 Virtual Class. Previous investors will receive additional bonus perks. Learn more.
- AMASS I Investors who reserve shares and later purchase their reserved shares will receive access to exclusive perks, including the company's Limited Edition Investor Vodka. Learn more.
- AppMail I Investors who reserve shares and later purchase their reserved shares will be bumped up to the next tier of investor perks. Learn more.
- American Flag Football League I Investors who reserve shares and later purchase their reserved shares will be bumped up to the next tier of investor perks. Learn more.

Don't Miss Out on Future Updates...

Want to keep receiving these emails? Be sure to click the "Follow" button on any company's profile page that you are interested in. This will ensure you receive business updates, campaign reminders, and webinar alerts during the campaign going forward.

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

Browse all deals. Learn more about all of our investment opportunities.

Questions? Email us. We're happy to help.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Certain accredited investors will still receive custom deal outreach based on their noted investor preferences.

Fantasy Sports, AFFL Associates, LLC, AMASS, and Pops are offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Fantasy Sports: https://www.seedinvest.com/fantasy.sports, AFFL Associates, LLC: https://www.seedinvest.com/affl, AMASS: https://www.seedinvest.com/amass, Pops: https://www.seedinvest.com/pops

The Good Earth Organics, Inc. is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics

AppMail, and Death & Co are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail, Death & Co: https://www.seedinvest.com/death.co

CIRCLE

Sarah Haas <sarah@seedinvest.com>

Last Day to Invest in Loop & Receive 28% Valuation Cap Discount in Modal Living

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 9:05 AM

seedinvest

Weekly Deal Newsletter

Closing Tonight


loop

Loop's successful funded campaign is closing tonight

Loop, a company that previously successfully raised on SeedInvest, is a private social network to help families stay connected. The company's solution consists of a digital hardware frame and integrated software app - over 2M photos and videos have been shared through Loop's private network.

Today, Friday, June 25th is the last day to invest. **Join Jason Calacanis and Resolute Ventures as investors in Loop via the link below. The campaign has successfully surpassed its target minimum and will close at 11:59pm ET.**

INVEST

Discount Ending Today





Today is the last day to receive Modal Living's 28% discount to the valuation cap

Modal Living designs, builds and installs modern, modular backyard homes and offices that maximize space. To reward investors for investing early, the company has elected to raise via SWIFT Financing. **Today, Friday, June 25th at 11:59pm ET is the last day investors will benefit from a 28% discount to the valuation cap.**

INVEST

End Date Announced



Good Earth Organics announces its campaign end date

Good Earth Organics formulates and manufactures premium certified organic potting soils and nutrients for high-yield, toxin-free cannabis plants. The company grew revenue 43% in 2019 to over $3M, serving a broad base of individual consumers and hundreds of large-scale professional cannabis and hemp growers in the Emerald Triangle growing region.

The campaign is successfully funded, has surpassed $1.5M raised, and is still accepting investments until the campaign ends on July 23rd, 2021.

LEARN MORE & INVEST

Upcoming Webinar

July Reg A+ Webinar | Thursday, July 1st at 4pm ET

SeedInvest Promotions & Perks

- Death & Co I All investors who reserve shares and later purchase their reserved shares will receive access to the Death & Co Cocktail Compendium, with almost 1K original cocktails, as well as the Investor Cocktail 101 Virtual Class. Previous investors will receive additional bonus perks. Learn more.
- AMASS I Investors who reserve shares and later purchase their reserved shares will receive access to exclusive perks, including the company's Limited Edition Investor Vodka. Learn more.
- AppMail I Investors who reserve shares and later purchase their reserved shares will be bumped up to the next tier of investor perks. Learn more.
- Ernest Supplies I The company is offering investor perks including gift cards, products, and discounts. Learn more.

Work at SeedInvest

SeedInvest is growing and actively hiring. Explore current openings across our Venture, Engineering, Legal, Marketing, and Customer Experience teams here.

Don't Miss Out on Future Updates...

Want to keep receiving these emails? Be sure to click the "Follow" button on any company's profile page that you are interested in. This will ensure you receive business updates, campaign reminders, and webinar alerts during the campaign going forward.

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

Browse all deals. Learn more about all of our investment opportunities.

Questions? Email us. We're happy to help.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Modal Living, AMASS, and Ernest Supplies are offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange

Commission in connection with its offering, a copy of which may be obtained at Modal Living: https://www.seedinvest.com/modal.living, AMASS: https://www.seedinvest.com/amass, Ernest Supplies: https://www.seedinvest.com/ernest.supplies

Loop is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Loop: https://www.seedinvest.com/loop

Death & Co, and AppMail are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Death & Co: https://www.seedinvest.com/death.co, AppMail: https://www.seedinvest.com/appmail

The Good Earth Organics, Inc. is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics

CIRCLE

Sarah Haas <sarah@seedinvest.com>

Last Day to Receive 28% Valuation Cap Discount in Modal Living & Good Earth Organics' Announces Its End Date

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 8:55 AM

seedinvest

Weekly Deal Newsletter

Discount Ending Today





Today is the last day to receive Modal Living's 28% discount to the valuation cap

Modal Living designs, builds and installs modern, modular backyard homes and offices that maximize space. To reward investors for investing early, the company has elected to raise via SWIFT Financing. **Today, Friday, June 25th at 11:59pm ET is the last day investors will benefit from a 28% discount to the valuation cap.**

INVEST

End Date Announced



Good Earth Organics announces its campaign end date

Good Earth Organics formulates and manufactures premium certified organic potting soils and nutrients for high-yield, toxin-free cannabis plants. The company grew revenue 43% in 2019 to over $3M, serving a broad base of individual consumers and hundreds of large-scale professional cannabis and hemp growers in the Emerald Triangle growing region.

The campaign is successfully funded, has surpassed $1.5M raised, and is still accepting investments until the campaign ends on July 23rd, 2021.

LEARN MORE & INVEST

Upcoming Webinar

July Reg A+ Webinar | Thursday, July 1st at 4pm ET

SeedInvest Promotions & Perks

- Death & Co I All investors who reserve shares and later purchase their reserved shares will receive access to the Death & Co Cocktail Compendium, with almost 1K original cocktails, as well as the Investor Cocktail 101 Virtual Class. Previous investors will receive additional bonus perks. Learn more.
- AMASS I Investors who reserve shares and later purchase their reserved shares will receive access to exclusive perks, including the company's Limited Edition Investor Vodka. Learn more.
- AppMail I Investors who reserve shares and later purchase their reserved shares will be bumped up to the next tier of investor perks. Learn more.
- Ernest Supplies I The company is offering investor perks including gift cards, products, and discounts. Learn more.

Work at SeedInvest

SeedInvest is growing and actively hiring. Explore current openings across our Venture, Engineering, Legal, Marketing, and Customer Experience teams here.

Don't Miss Out on Future Updates...

Want to keep receiving these emails? Be sure to click the "Follow" button on any company's profile page that you are interested in. This will ensure you receive business updates, campaign reminders, and webinar alerts during the campaign going forward.

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

Browse all deals. Learn more about all of our investment opportunities.

Questions? Email us. We're happy to help.

note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

AMASS, Modal Living, and Ernest Supplies are offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at AMASS: https://www.seedinvest.com/amass, Modal Living: https://www.seedinvest.com/modal.living, Ernest Supplies: https://www.seedinvest.com/ernest.supplies

Death & Co, and AppMail are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Death & Co: https://www.seedinvest.com/death.co, AppMail: https://www.seedinvest.com/appmail

The Good Earth Organics, Inc. is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics

CIRCLE

Sarah Haas <sarah@seedinvest.com>

New AppMail Milestone

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 8:46 AM

seedinvest Campaign Milestone



AppMail surpasses $500K in reservations

We are excited to announce that AppMail has surpassed $500K in reservations on SeedInvest. The company is providing an email solution that enables users to browse, select, and make purchases without leaving their inbox.

Investors that reserve shares will have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualification. **Additionally, all investors who reserve shares and purchase their reserved shares will be bumped up to the next tier of perks.** A reservation is non-binding and you may cancel at any time.

RESERVE SHARES

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

AppMail is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail

CIRCLE

Sarah Haas <sarah@seedinvest.com>

New Deal Updates from Good Earth Organics, Fantasy Sports, & More

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 9:08 AM

seedinvest

Deal Updates

Hi Sarah,

In case you missed it, here's a roundup of recently announced deal updates. Click the links below to learn more. Additionally, be sure to click the "Follow" button on any company's profile page that you are interested in. Read more here.

- **Fantasy Sports Co.** recently hired the former Lead Product Designer at FanDuel as the company's new Head of UX and Design and the campaign is closing soon
- **Good Earth Organics** expanded its distribution channels to Walmart - the successfully funded campaign is closing next Friday, June 23rd
- **Gryphon** discussed how it is protecting consumers against ransomware attacks, which have increased by 485% YoY
- **Future Acres** welcomed an engineering academic as its newest advisor
- **Pops** achieved 49% average MoM increase in revenue for the first half of 2021
- **AppMail** launched a new campaign video that shows the company's product in action
- **Death & Co** was featured in three separate Forbes articles across its Travel, Forbes Life, and Spirits verticals

Browse all our deals. Learn more about all our investment opportunities.

The Good Earth Organics, Inc., Gryphon, and Future Acres are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics, Gryphon: https://www.seedinvest.com/gryphon, Future Acres: https://www.seedinvest.com/future.acres

Fantasy Sports, and Pops are offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Fantasy Sports: https://www.seedinvest.com/fantasy.sports, Pops: https://www.seedinvest.com/pops

AppMail, and Death & Co are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail, Death & Co: https://www.seedinvest.com/death.co

New Deal Updates from Innovega, Good Earth Organics, & More

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 9:09 AM

seedinvest

Deal Updates

Hi Sarah,

In case you missed it, here's a roundup of recently announced deal updates. Click the links below to learn more. Additionally, be sure to click the "Follow" button on any company's profile page that you are interested in. Read more here.

- **Gryphon** reported a 5.9X lift in daily average sales thanks to its Amazon Prime Day sale
- **AppMail** developed a beta app for Shopify, the second largest e-commerce platform with more than 58M site visitors in 2020
- **ABAKA** launched its 'Next Best Action and Conversational AI' product offering on Microsoft Azure, Microsoft's cloud computing service created for building, testing, deploying, and managing applications
- **Innovega** explained its solution for comfortable, mainstream eyewear- rather than viewing companies like Snap, Facebook, and Google as competitors, Innovega views them as future targets of its licensing efforts
- **Good Earth Organics** reported $4.45M in revenue in FY 2020, representing a 44% YoY increase over the same period in 2019
- **Pops** reported a 18% increase in users during the month of May

Browse all our deals. Learn more about all our investment opportunities.

ABAKA is offering securities under Rule 506(b) of Regulation D through SI Securities. Additional information may be obtained from:: ABAKA: https://www.seedinvest.com/abaka

Pops is offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Pops: https://www.seedinvest.com/pops

The Good Earth Organics, Inc., Gryphon, and Innovega are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics, Gryphon: https://www.seedinvest.com/gryphon, Innovega: https://www.seedinvest.com/innovega

AppMail is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail

CIRCLE

Sarah Haas <sarah@seedinvest.com>

New Deal Updates from Pops, Gryphon, & More

1 message

SeedInvest <contactus@seedinvest.com> Tue, Jul 20, 2021 at 9:08 AM
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

seedinvest

Deal Updates

Hi Sarah,

In case you missed it, here's a roundup of recently announced deal updates. Click the links below to learn more. Additionally, be sure to click the "Follow" button on any company's profile page that you are interested in. Read more here.

- **Gryphon** reported 95+% YoY revenue growth in its latest audited financials

  Fantasy Sports Co. announced $225K in Q1 revenue, representing 18% YoY growth
- **AppMail** developed a beta app for Shopify, the second largest e-commerce platform
- **Pops** was accepted into the world's largest medtech accelerator and surpassed $2M raised
- **Innovega** filed four new patent applications for automated contact lenses and AR/VR display eyewear fitting
- **Ernest Supplies** launched on Watsons online, the world's largest international health & beauty retailer
- **Modal Living**, a creator of modern, modular backyard homes and offices, is offering investors a 28% discount to the valuation cap through this Friday, June 25th at 11:59pm ET

Browse all our deals. Learn more about all our investment opportunities.

You are receiving this because you are part of the SeedInvest community. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Gryphon, and Innovega are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon, Innovega: https://www.seedinvest.com/innovega

Fantasy Sports, Pops, Ernest Supplies, and Modal Living are offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Fantasy Sports: https://www.seedinvest.com/fantasy.sports, Pops: https://www.seedinvest.com/pops, Ernest Supplies: https://www.seedinvest.com/ernest.supplies, Modal Living: https://www.seedinvest.com/modal.living

AppMail is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail

CIRCLE

Sarah Haas <sarah@seedinvest.com>

New Deals - American Flag Football League & Photography Marketplace

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 9:05 AM

seedinvest

Weekly Deal Newsletter

Now Accepting Reservations



American Flag Football League | Flag football league building a community of fans and players across the U.S.

The American Flag Football League (AFFL) is an entertainment company presenting live events and content around the rapidly growing sport of flag football.

- Over 5B estimated press impressions including features in ESPN, Bleacher, Barstool, NBC, NY Times, WSJ, and Wired

- Multi-year deal with CBS Sports to broadcast games this fall and a prior NFL Partnership and NFL Network Deal during the 2018 season
- Large Facebook Live following with over 1.7M views across the 2019 finals

By making a reservation you will have the chance to complete your investment ahead of the public launch and are eligible for **bonus perks**. Please note that all reservations are non-binding and may be cancelled at any time.

LEARN MORE & RESERVE SHARES

Now Accepting Investments


Find your
Photographer

Shoot My Travel | Marketplace connecting customers and professional photographers across the world

Shoot My Travel, which will be rebranded as "Angle," is a full-stack platform addressing the inefficiencies of hiring professional photographers across B2B and B2C markets. The company connects customers with local professional photographers in over 450 cities.

- Raised over $1.3M since inception from key investors, including LAUNCH (Jason Calacanis) and Ludlow Ventures
- Over 950 vetted professional photographers on the marketplace with a growing waitlist that have completed over 7,500 photo-shoots since inception
- Achieved over $170K in revenue in 2019 and $37K in revenue in travel-restricted 2020 (unaudited)
- Achieved over 150% average growth in bookings YoY from inception (2017) through 2019 (unaudited)

LEARN MORE & FOLLOW

Last Week To Invest



Fantasy Sports Co. | Data analytics and consumer rewards platform for sports betting

Fantasy Sports Co. is a data analytics and consumer rewards platform for sports betting. The platform provides comprehensive sports gambling tools, analytics, and rewards to help its users win more consistently.

The campaign is closing next Friday, July 16th. To invest, you must complete the online process by 11:59pm ET.

INVEST

Upcoming Webinar

- **Fantasy Sports Co.'s Final Webinar** | Tuesday, July 13th at 1pm ET
- **Fantasy Sports Co. & American Flag Football League Investor Webinar** | Thursday, July 15th at 4pm ET
- **Good Earth Organics' Final Webinar** | Tuesday, July 20th at 2pm ET
- **Pops' Final Webinar** | Wednesday, July 28th at 2pm ET
- **August Reg A+ Webinar** | Thursday, August 5th at 4pm ET

SeedInvest Promotions & Perks

- Death & Co I All investors who reserve shares and later purchase their reserved shares will receive access to the Death & Co Cocktail Compendium, with almost 1K original cocktails, as well as the Investor Cocktail 101 Virtual Class. Previous investors will receive additional bonus perks. Learn more.
- AMASS I Investors who reserve shares and later purchase their reserved shares will receive access to exclusive perks, including the company's Limited Edition Investor Vodka. Learn more.
- AppMail I Investors who reserve shares and later purchase their reserved shares will be bumped up to the next tier of investor perks. Learn more.
- Ernest Supplies I The company is offering investor perks including gift cards, products, and discounts. Learn more.

Don't Miss Out on Future Updates...

Want to keep receiving these emails? Be sure to click the "Follow" button on any company's profile page that you are interested in. This will ensure you receive business updates, campaign reminders, and webinar alerts during the campaign going forward.

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

Browse all deals. Learn more about all of our investment opportunities.

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Certain accredited investors will still receive custom deal outreach based on their noted investor preferences.

AFFL Associates, LLC, AMASS, Fantasy Sports, Ernest Supplies, and Shoot My Travel are offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at AFFL Associates, LLC: https://www.seedinvest.com/affl, AMASS: https://www.seedinvest.com/amass, Fantasy Sports: https://www.seedinvest.com/fantasy.sports, Ernest Supplies: https://www.seedinvest.com/ernest.supplies, Shoot My Travel: https://www.seedinvest.com/shoot.my.travel

The Good Earth Organics, Inc. is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics

AppMail, and Death & Co are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail, Death & Co: https://www.seedinvest.com/death.co

This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

CIRCLE

Sarah Haas <sarah@seedinvest.com>

New ESG & Modular Home Deals Launch Plus Last Day for Rollo's Discount

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 8:55 AM

seedinvest

Weekly Deal Newsletter

Now Accepting Investments





Autocase | Economic analysis software for sustainable buildings and infrastructure

- Notable customers include Arup, Atlanta Airport, Brookfield, the city of Los Angeles, Gensler, San Francisco International Airport (SFO), and Stantec
- Autodesk, a multi-billion dollar global leader in CAD software, is an investor and strategic partner

- Channel partners include the USGBC/LEED Rating System through Autocase driven pilot credits and GBCI's Arc platform (industry standard tool for building performance tracking)

Learn More & Follow

Modal Living I Modern, modular backyard homes and offices

- Sold 50+ units to customers in California, Utah, and New Mexico (from Q2 2019 through May 2021), equating to over $5M in sales (unaudited)
- Potential $250+B market with positive regulatory tailwinds in California alone (based on UC Berkeley Center for Community Innovation's ADUs in CA 2020 report)
- Chairman & CEO was the former CEO of Standard Pacific Homes and Executive Chairman of CalAtlantic Homes, the fourth largest U.S. homebuilder

Learn More & Follow

Tier Ending Today





Rollo | Tech-driven delivery platform with autonomous and hybrid operation

Rollo is developing a smarter way to help companies deliver with its autonomous e-scooter fleet. To reward investors for investing early, the company has elected to raise using tiered discounts. **Today, Friday, June 11th at 11:59pm ET is the last day investors will benefit from a 19.8% discount to the valuation.**

LEARN MORE & INVEST

Consumer Roundup


GRYPHON


AMASS
DRY GIN





Learn more about four consumer deals on SeedInvest

Invest in the future of consumer products. Learn more about four SeedInvest deals aiming to disrupt the space below:

- **AMASS** | Portfolio of premium, high-growth botanic beverages and self care products

- **Gryphon** | Cloud managed network protection with machine learning to keep families and businesses safe
- **Loop** | Private social network and home display that helps families stay connected
- **Ernest Supplies** | Omnichannel skincare brand redefining clean, sustainable, and inclusive products

---

Upcoming Webinars

- **Family Focused Industry Webinar** | Wednesday, June 16th at 2pm ET
- **Pop's Kick-Off Webinar** | Thursday, June 17th at 4pm ET
- **Autocase's Kick-Off Webinar** | Wednesday, June 23rd at 4pm ET

SeedInvest Promotions & Perks

- Death & Co | All investors who reserve shares and later purchase their reserved shares will receive access to the Death & Co Cocktail Compendium, with almost 1K original cocktails, as well as the Investor Cocktail 101 Virtual Class. Previous investors will receive additional bonus perks. Learn more.
- AMASS | Investors who reserve shares and later purchase their reserved shares will receive access to exclusive perks, including the company's Limited Edition Investor Vodka. Learn more.
- AppMail | Investors who reserve shares and later purchase their reserved shares will be bumped up to the next tier of investor perks. Learn more.
- Ernest Supplies | The company is offering investor perks including gift cards, products, and discounts. Learn more.

Work at SeedInvest

SeedInvest is growing and actively hiring. Explore current openings across our Venture, Engineering, Legal, Marketing, and Customer Experience teams **here**.

Don't Miss Out on Future Updates...

Want to keep receiving these emails? Be sure to click the "Follow" button on any company's profile page that you are interested in. This will ensure you receive business updates, campaign reminders, and webinar alerts during the campaign going forward.

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. **Learn more here**.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program **here**.

Browse all deals. Learn more about all of our investment opportunities.

Questions? **Email us**. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Certain accredited investors will still receive custom deal outreach based on their noted investor preferences.

Autocase, Modal Living, Rollo Motion, AMASS, and Ernest Supplies are offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Autocase: https://www.seedinvest.com/autocase, Modal Living: https://www.seedinvest.com/modal.living, Rollo Motion: https://www.seedinvest.com/rollo.motion, AMASS: https://www.seedinvest.com/amass, Ernest Supplies: https://www.seedinvest.com/ernest.supplies

AppMail, and Death & Co are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail, Death & Co: https://www.seedinvest.com/death.co

Loop is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Loop: https://www.seedinvest.com/loop

Gryphon is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon

CIRCLE

Sarah Haas <sarah@seedinvest.com>

New Medtech Deal & One Week Left to Invest in GROUNDFLOOR

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 8:54 AM

seedinvest

Weekly Deal Newsletter

Now Accepting Investments



9:41
Trends
54
lowest
137
average
203
highest
pops

Pops | AI-powered medtech platform for diabetes management

Focusing on diabetes first, Pops is a medtech company helping people with chronic conditions better manage their lives with its digital health platform. Pops' AI-powered virtual health assistant, "Mina," supports users 24/7 and is paired with the Rebel meter, the company's proprietary glucometer.

- Revenue generating contracts are in place, including with key strategics such as Zurich Insurance Group, MOBE for Life, and Nice Healthcare
- Achieved over a 90% average month-over-month user growth for the first four months of 2021
- FDA-approved product with 15 issued patents and 16 pending patents

LEARN MORE & FOLLOW

Closing Soon



One week left to invest in GROUNDFLOOR, the largest fintech raise in SeedInvest history

GROUNDFLOOR, a wealthtech platform that lets everyone build wealth through real estate lending, is the most successful fintech deal in SeedInvest history and the most funded deal currently on the platform.

Since the company launched its campaign, the company has raised more than $5.7M from over 3,000 investors. Read all company updates since the campaign launched here.

The last day to invest is next Friday, June 4th, 2021 - one week from today. Please note SeedInvest operates on a first-come, first-served basis.

INVEST IN GROUNDFLOOR

Last Chance to Reserve


Rollo


BODEGA
a wine Drinking bar
Rollo
Delivery

Rollo | Tech-driven delivery platform

- Increased deliveries 48% MoM on average (September 2020 to March 2021) since launching in Pasadena, CA in July 2020
- Vehicles have delivered over 5,000 orders since launching, with an average gross order value of over $62
- Idealab company co-founded by Bill Gross and Ryan McLean, Ph.D., with deep experience scaling startups

By confirming a reservation, you will have the opportunity to purchase shares ahead of the company's public launch. A reservation is non-binding and you may cancel at any time.

RESERVE SHARES

Upcoming Webinars

- **GROUNDFLOOR'S Final Webinar** | Wednesday, June 2nd at 4pm ET
- **June Reg A+ Webinar** | Thursday, June 3rd at 4pm ET
- **June Reg CF Digital Demo Day** | Tuesday, June 15th at 1pm ET
- **Pop's Kick-Off Webinar** | Thursday, June 17th at 4pm ET

SeedInvest Promotions & Perks

- Death & Co I All investors who reserve shares and later purchase their reserved shares will receive access to the Death & Co Cocktail Compendium, with almost 1K original cocktails, as well as the Investor Cocktail 101 Virtual Class. Previous investors will receive additional bonus perks. Learn more.
- Loop I Investors who invest by today, Friday, May 28th at 11:59pm ET will receive 50% off future Loop purchases for life. Learn more.
- AMASS I Investors who reserve shares and later purchase their reserved shares will receive access to exclusive perks, including the company's Limited Edition Investor Vodka. Learn more.
- AppMail I Investors who reserve shares and later purchase their reserved shares will be bumped up to the next tier of investor perks. Learn more.

- Ernest Supplies | The company is offering investor perks including gift cards, products, and discounts. Learn more.
- Pops | All investors who invest $2,500 or more by next Friday, June 4th will receive a Pops Rebel welcome kit and registration code for the Mina app. Learn more.

Work at SeedInvest

SeedInvest is growing and actively hiring. Explore current openings across our Venture, Engineering, Legal, Marketing, and Customer Experience teams here.

Don't Miss Out on Future Updates...

Want to keep receiving these emails? Be sure to click the "Follow" button on any company's profile page that you are interested in. This will ensure you receive business updates, campaign reminders, and webinar alerts during the campaign going forward.

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

Browse all deals. Learn more about all of our investment opportunities.

Questions? **Email us.** We're happy to help.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Certain accredited investors will still receive custom deal outreach based on their noted investor preferences.

Rollo Motion, Pops, AMASS, and Ernest Supplies are offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Rollo Motion: https://www.seedinvest.com/rollo.motion, Pops: https://www.seedinvest.com/pops, AMASS: https://www.seedinvest.com/amass, Ernest Supplies: https://www.seedinvest.com/ernest.supplies

Groundfloor is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Groundfloor: https://www.seedinvest.com/groundfloor

Death & Co, and AppMail are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Death & Co: https://www.seedinvest.com/death.co, AppMail: https://www.seedinvest.com/appmail

Loop is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Loop: https://www.seedinvest.com/loop

CIRCLE

Sarah Haas <sarah@seedinvest.com>

Reserve Shares in Three Deals

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 8:46 AM

seedinvest

Accepting Reservations


JFK
SFO




AMASS
VODKA WITH MARIGOLD, CHAMOMILE, AND LEMON

Three deals on SeedInvest accepting reservations

There are three deals on SeedInvest accepting reservations. A reservation is non-binding and you may cancel at any time. Learn more about the deals accepting reservations below.

- **AppMail** | Email solution enabling users to browse, select, and make purchases without leaving their inbox
- **AMASS** | Portfolio of premium, high-growth botanic beverages and self care products

- **Death & Co** | Integrated hospitality group creating unique cocktail experiences across the U.S.

Questions? **Email us.** We're happy to help.

AMASS is offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at AMASS: https://www.seedinvest.com/amass

Death & Co, and AppMail are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Death & Co: https://www.seedinvest.com/death.co, AppMail: https://www.seedinvest.com/appmail

CIRCLE

Sarah Haas <sarah@seedinvest.com>

Watch AppMail's New Video

1 message

SeedInvest <deals@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Jul 20, 2021 at 8:45 AM

seedinvest Company Update



Search mail
Seat Legend
$10.20
$6.90
$8.00
Standard Seats
$0
Unavailable
Confirmed
Book before
Deal Expires
03
Day
06
Hrs

AppMail adds a new video to the company's profile

AppMail is an email solution enabling users to browse, select, and make purchases without leaving their inbox. The company just released a new video that shows the company's product in action and the various target industries AppMail's email solution aims to address. You can watch it at the top of the profile by clicking the link below.

AppMail's customers can see up to 90% of users engaging with content for at least 18 seconds (compared to 13.4 seconds industry average in 2018). The company is backed by JetBlue Technology Ventures and ELAL (Israel) Airlines. This is the company's second offering on SeedInvest, following a successful raise on the platform in 2019.

The campaign has already surpassed $500K in reservations. Investors that reserve shares will have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualification. Additionally, all investors who reserve shares and purchase their reserved shares will receive **bonus perks**. A reservation is non-binding and you may cancel at any time.

WATCH LAUNCH VIDEO & RESERVE SHARES

Questions? **Email us**. We're happy to help.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

AppMail is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail

member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.